UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2006 (November 30, 2006)

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Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2006, our Avis Budget Rental Car Funding (AESOP) LLC subsidiary extended the expiration date of the Series 2002-2 Notes, our $1 billion variable funding facility, to November 29, 2007. A copy of the Eighth Amendment to the Series 2002-2 Supplement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

We intend to post historical driver information for Avis Budget Group and historical segment supplemental information for Avis Budget Car Rental and its subsidiaries, the companies that comprise our vehicle rental business, on our web site at www.avisbudgetgroup.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1

Eighth Amendment to the Amended and Restated Series 2002-2 Supplement, dated as of November 30, 2006, among Avis Budget Rental Car Funding (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC), Avis Budget Car Rental, LLC (formerly known as Cendant Car Rental Group, LLC), as administrator, JPMorgan Chase Bank National Association, as administrative agent, certain CP Conduit Purchasers, certain APA Banks and the Funding Agents named therein and The Bank Of New York, as trustee and the Series 2002-2 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between Avis Budget Rental Car Funding (AESOP) LLC, as issuer, and The Bank of New York, as trustee, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Jean M. Sera Senior Vice President and Secretary

Date: December 6, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1

Eighth Amendment to the Amended and Restated Series 2002-2 Supplement, dated as of November 30, 2006, among Avis Budget Rental Car Funding (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC), Avis Budget Car Rental, LLC (formerly known as Cendant Car Rental Group, LLC), as administrator, JPMorgan Chase Bank National Association, as administrative agent, certain CP Conduit Purchasers, certain APA Banks and the Funding Agents named therein and The Bank Of New York, as trustee and the Series 2002-2 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between Avis Budget Rental Car Funding (AESOP) LLC, as issuer, and The Bank of New York, as trustee, as amended.